PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1*	Articles of Incorporation
2.2*	Articles of Amendment
2.3* 2.3A**	Articles of Amendment Articles of Amendment
2.4*	Bylaws
3.*	Distribution Reinvestment Plan (included in the Offering Circular as Appendix B and incorporated herein by reference)
4.*	Form of Investment Form and Subscription Agreement (included in the Offering Circular as APPENDIX A and incorporated herein by reference)
6.1*	Advisory Agreement between Brix Student Housing REIT, Inc., Brix Student Housing Operator, LLC and BrixInvest, LLC
6.2*	Conflicts Committee Charter
10.*	Power of Attorney
10.1*	Power of attorney-Ms. Sciutto
11.1*	Consent of Corporate Law Solutions, PC (included in Exhibit 12)
11.2*	Consent of Squar Milner, LLP
12.*	Opinion of Corporate Law Solutions, PC as to the legality of the securities being qualified
13.*	“Testing the waters” materials

* Previously filed

** Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this amended offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on December 17, 2018.

Brix Student Housing REIT, Inc.

By:	/s/ HAROLD HOFER
Harold Hofer Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ HAROLD HOFER	Chief Executive Officer, President and Director	December 17, 2018
Harold Hofer	(principal executive officer)

/s/ RAYMOND J. PACINI*	Chief Financial Officer	December 17, 2018
Raymond J. Pacini	(principal financial officer and accounting officer)

/s/ RAYMOND WIRTA*	Chairman of the Board	December 17, 2018
Raymond Wirta

s/ JEFFREY RANDOLPH*	Director	December 17, 2018
Jeffrey Randolph

/s/ JEFFREY CYR*	Director	December 17, 2018
Jeffrey Cyr

/s/ CAROLINE HARKINS*	Director	December 17, 2018
Caroline Harkins

* By:	/s/ HAROLD HOFER
Harold Hofer
Chief Executive Officer,
Attorney-in-Fact

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